As filed with the Securities and Exchange Commission on June 30, 2020 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
FORM S-8
REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933
_______________
KELLOGG COMPANY
(Exact name of registrant as specified in its charter)
_______________

Delaware (State or other jurisdiction of incorporation or organization) One Kellogg Square, Battle Creek, Michigan (Address of Principal Executive Offices)	38-0710690 (I.R.S. Employer Identification No.) 49016-3599 (Zip Code)
Amended and Restated Kellogg Company 2002 Employee Stock Purchase Plan
(Full title of the plan)
_______________

Gary H. Pilnick
Vice Chairman
One Kellogg Square
Battle Creek, Michigan 49016-3599
Telephone: (269) 961-2000
(Name and address and telephone number, including area code, of agent for service)
_______________

Copies to:

Robert M. Hayward, P.C.
Robert E. Goedert, P.C.
Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
(312) 862-2000
_______________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non‑accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .          ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.25 per share	1,500,000	$65.08	$97,620,000.00	$12,671.08

(1)
Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional shares of Common Stock which may be issuable under the Amended and Restated Kellogg Company 2002 Employee Stock Purchase Plan to reflect stock splits, stock dividends, mergers and other capital changes.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act based on a per share price of $65.08, the average of the high and low price of the common stock on June 25, 2020, as reported on the New York Stock Exchange.

EXPLANATORY NOTE
Kellogg Company (the “Company”) previously filed a Registration Statement on Form S-8 (Registration No. 333-88162) registering the issuance of an aggregate of 2,500,000 shares of the Company’s common stock under the Kellogg Company 2002 Employee Stock Purchase Plan.
On April 24, 2020, the Company’s shareowners approved an amendment and restatement of the Kellogg Company 2002 Employee Stock Purchase Plan (to be effective July 1, 2020) that, among other things, increased the total number of shares of the Company’s common stock that may be issued under the plan from 2,500,000 shares to 4,000,000 shares (which amount is inclusive of 1,500,000 additional shares to be made available as of July 1, 2020, and all shares previously authorized under the Kellogg Company 2002 Employee Stock Purchase Plan) and extended the term of the plan to 2032.
Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement on Form S-8 is being filed by the Company for the purpose of registering the issuance of an additional 1,500,000 shares of the Company’s common stock under the Amended and Restated Kellogg Company 2002 Employee Stock Purchase Plan as a result of such increase in the number of shares reserved for issuance under the plan. This Registration Statement will increase the number of shares registered under the Amended and Restated Kellogg Company 2002 Employee Stock Purchase Plan to 4,000,000 shares (which amount is inclusive of 1,500,000 additional shares to be made available as of July 1, 2020, and all shares previously authorized under the Kellogg Company 2002 Employee Stock Purchase Plan). The content contained in the Company’s Registration Statement on Form S-8 (Registration No. 333-88162) is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.
The following documents, which have been filed by the Company with the Commission, are incorporated in this Registration Statement by reference:
(a)The registrant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019;
(b)the portions of the registrant’s Definitive Proxy Statement on Schedule 14A for the 2020 annual meeting of shareowners incorporated by reference into the registrant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019, filed with the Commission on March 10, 2020;
(c)Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2020;
(d)The registrant’s Current Reports on Form 8-K filed with the Commission on January 30, 2020; February 25, 2020; April 29, 2020; and June 1, 2020; and
(e)The description of the registrant's common stock, par value $0.25 per share, which is contained in the Exhibit 4.15 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019, including any amendments or reports filed for the purpose of updating such description.
All reports and other documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information that are related to such items) prior to the filing of a post‑effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.
EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended Restated Certificate of Incorporation of Kellogg Company, incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-8, file number 333-56536.
3.2	Bylaws of Kellogg Company, as amended, incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated December 15, 2017, Commission file number 1-4171.
5.1*	Opinion of Kirkland & Ellis LLP.
10.1*	Amended and Restated Kellogg Company 2002 Employee Stock Purchase Plan.
23.1*	Consent of PricewaterhouseCoopers LLP (Detroit, Michigan).
23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Battle Creek, State of Michigan, on June 30, 2020.

KELLOGG COMPANY

By:    /s/ Steven A. Cahillane
Name:     Steven A. Cahillane
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 30, 2020.

Signature	Title
/s/ Steven A. Cahillane	Chairman, Chief Executive Officer and Director (principal executive officer)
Steven A. Cahillane

/s/ Amit Banati	Senior Vice President and Chief Financial Officer (principal financial officer)
Amit Banati

/s/ Kurt Forche	Vice President and Corporate Controller (principal accounting officer)
Kurt Forche

*	Director
Stephanie A. Burns

*	Director
Carter A. Cast

*	Director
Richard W. Dreiling

*	Director
Roderick D. Gillum

*	Director
Zachary Gund

*	Director
James M. Jenness

	*	Director
Donald R. Knauss

	*	Director
Mary A. Laschinger

	*	Director
Erica L. Mann

	*	Director
La June Montgomery Tabron

	*	Director
Carolyn M. Tastad

* By:	/s/ Gary H. Pilnick
As Attorney-in-Fact